As filed with the Securities and Exchange Commission on October 2, 2018

Registration Statement No. 333-183057

Registration Statement No. 333-120376

Registration Statement No. 333-161473

Registration Statement No. 333-106338

Registration Statement No. 333-75222

Registration Statement No. 333-31338

Registration Statement No. 333-63865

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

First Community Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	55-0694814
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 989 Bluefield, Virginia	24605-0989
(Address of Principal Executive Offices)	Zip Code

2012 Omnibus Equity Compensation Plan

2004 Omnibus Stock Option plan;

TriStone Community Bank Employee Stock Option Plan and the TriStone Community Bank Director Stock Option Plan

The Commonwealth Bank Amended and Restated Stock Option Plan

2001 Directors Stock Option Plan

1999 Stock Option Plan

Employee Stock Ownership and Savings Plan

William P. Stafford, Agent for Service

Chief Executive Officer

One Community Place, P. O. Box 989

Bluefield, Virginia 24605

(304) 323-6300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

EXPLANATORY NOTE

On October 2, 2018, First Community Bancshares, Inc., a Nevada corporation (the “Predecessor Registrant”) merged with and into its wholly owned subsidiary, First Community Bankshares, Inc., a Virginia corporation (the “Registrant”), pursuant to an Agreement and Plan of Reincorporation and Merger dated as of March 13, 2018 (the “Reincorporation Merger Agreement”), between the Predecessor Registrant and the Registrant, with the Registrant as the surviving corporation (the “Reincorporation Merger”). The purpose of the Reincorporation Merger was to change the Predecessor Registrant’s state of incorporation from Nevada to Virginia. At the effective time of the Reincorporation Merger (the “Effective Time”), the Registrant succeeded to the assets, continued the business and assumed the rights and obligations of Predecessor Registrant immediately prior to the Reincorporation Merger all by operation of law. The Reincorporation Merger Agreement was adopted by the holders of Predecessor Common Stock (as defined below) at the annual meeting of the shareholders of the Predecessor Registrant held on April 24, 2018. Unless the context otherwise requires, the terms “First Community Bancshares,” “we,” “our,” “the Company” and “us” refer to the Predecessor Registrant and its subsidiaries with respect to the period prior to the Effective Time and to the Registrant and its subsidiaries with respect to the period on or after the Effective Time.

At the Effective Time, pursuant to the Reincorporation Merger Agreement, each outstanding share of common stock, par value $1.00 per share (“Predecessor Common Stock”), of the Predecessor Registrant automatically converted into one share of common stock, par value $1.00 per share (the “Common Stock”), of the Registrant.

Pursuant to Rule 12g-3(a) under the Exchange Act, the shares of Common Stock of the Registrant, as successor issuer, are deemed registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Similar to the shares of Predecessor Common Stock prior to the Reincorporation Merger, the shares of Common Stock will trade on the NASDAQ Stock Exchange under the symbol “FCBC”.

In addition, at the Effective Time, the Registrant assumed or succeeded to, by operation of law or otherwise, all of the Predecessor Registrant’s obligations under the following plans (collectively, the “Plans”):

●	2012 Omnibus Equity Compensation Plan;
●	2004 Omnibus Stock Option Plan;
●	TriStone Community Bank Employee Stock Option Plan and the TriStone Community Bank Director Stock Option Plan
●	The Commonwealth Bank Amended and Restated Stock Option Plan
●	2001 Directors Stock Option Plan
●	1999 Stock Option Plan
●	Employee Stock Ownership and Savings Plan

As of the Effective Time, all equity-based awards with respect to the shares of Predecessor Common Stock granted pursuant to the Plans were converted into corresponding equity-based awards with respect to the same number of shares of Common Stock, in each case, in accordance with the terms of the Plans and any related award agreement and subject to the same terms and conditions applicable to such awards as were in effect prior to the Effective Time.

These Post-Effective Amendments No. 1 (the “Post-Effective Amendments”) are being filed by the Registrant pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), as the successor issuer to the Predecessor Registrant following the Reincorporation Merger.

The Registrant is filing these Post-Effective Amendments in part in order to deregister, effective as of the Effective Time, the following securities that were registered under the Registration Statements on Form S-8 of the Predecessor Registrant:

1.     all securities that remain unissued or unsold under Registration File No. 333-120376 (originally covering 200,000 shares of the Predecessor Common Stock under the 2004 Omnibus Stock Option Plan).

2.     all securities that remain unissued or unsold under Registration File No. 333-161473 (originally covering 156,810 shares of the Predecessor Common Stock under the TriStone Community Bank Director Stock Option Plan).

3.     all securities that remain unissued or unsold under Registration File No. 333-106338 (originally covering 112,124 shares of the Predecessor Common Stock under The Commonwealth Bank Amended and Restated Stock Option Plan).

4.     all securities that remain unissued or unsold under Registration File No. 333-75222 (originally covering 90,000 shares of the Predecessor Common Stock under the 2001 Directors Stock Option Plan).

5.     all securities that remain unissued or unsold under Registration File No. 333-31338 (originally covering 275,000 shares of the Predecessor Common Stock under the 1999 Stock Option Plan).

In accordance with Rule 414(d) under the Securities Act, the Registrant hereby expressly adopts the following Registration Statements on Form S-8 of the Predecessor Registrant (the “Adopted Registration Statements”) as its own for all purposes of the Securities Act and Exchange Act:

1.     Registration File No. 333-183057 (originally covering 600,000 shares of Predecessor Common Stock under the 2012 Omnibus Equity Compensation Plan).

2.     Registration File No. 333-63865 (originally covering 150,000 shares of the Predecessor Common Stock under the Employee Stock Ownership and Savings Plan).

Registration fees in connection with the above Adopted Registration Statements were paid at the time of the filing of the applicable registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Unless otherwise specified, the following documents filed by the Company with the Securities and Exchange Commission (the “SEC”) are incorporated into each Adopted Registration Statement by reference (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act), except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

●

our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including portions of our proxy statement from our 2018 Annual Meeting of Stockholders held on April 24, 2018 to the extent incorporated by reference into our Annual Report on Form 10-K;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, and June 30, 2018;

●	our Current Reports on Form 8-K filed on January 23, 2018, February 28, 2018, April 25, 2018, May 15, 2018, July 2, 2018, July 24, 2018, September 19, 2018; and September 27, 2018;

●

all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 referred to above; and

●

the description of Registrant’s Common Stock, par value $1.00 per share, contained in Exhibit 4.1 to our Current Report on Form 8-K filed October 2, 2018 and any subsequent amendments and reports filed for the purpose of updating that description.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Items 2.02 or 7.01 on any Current Report on Form 8-K) subsequent to the date of this Post-Effective Amendment and prior to the filing of a post-effective amendment which indicates that all securities offered under the Plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the Registrant’s Articles of Incorporation and the Bylaws of the Registrant and the Virginia Stock Corporation Act (“VSCA”), as such provisions relate to the indemnification of the directors and officers of the Registrant. This description is intended only as a summary and is qualified in its entirety by reference to the Registrant’s Articles of Incorporation and Bylaws and the VSCA.

The Registrant’s Articles of Incorporation provide indemnification to directors and certain officers and employees in accordance with the bylaws of the Registrant. The Registrant’s Articles of Incorporation further provide that in addition to any indemnification provided in the bylaws, to the full extent permitted by the VSCA and any other applicable law, as they exist on the date of the Articles of Incorporation or may be amended later, the Registrant will indemnify a Director or Officer of the Registrant who is or was a party to any proceeding (including a proceeding by or in the right of the Registrant) by reason of the fact that he or she is or was such a Director or Officer, or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. These provisions in the Articles of Incorporation are intended to provide indemnification with respect to those monetary damages for which the VSCA permits the limitation or elimination of liability. The Articles of Incorporation also provide that to the full extent, if any, that the VSCA, as it exists on the date of the Articles of Incorporation or may be amended later, permits the limitation or elimination of the liability of Officers and Directors, an Officer or Director of the Registrant will not be liable to the Registrant or its shareholders.

With respect to third party proceedings, the bylaws of the Registrant provide that:

●

the Registrant shall indemnify any Covered Person, with respect to any Proceeding (excluding a Proceeding by or for the benefit of the Registrant or a Related Entity), against Liabilities and Expenses incurred by such Covered Person in connection with such Proceeding if such Covered Person acted in good faith and in a manner that such Covered Person reasonably believed to be in or unopposed to the best interest of the Registrant; or, with respect to any criminal Proceeding, such Covered Person had no reasonable cause to believe his conduct was unlawful.

●

With respect to any administrative proceeding or civil action initiated by any federal or state banking agency, the Registrant shall provide such indemnification only after the Board of Directors determines, in writing, after due investigation and consideration, without any involvement by the Covered Person prior to and as a condition to any indemnification therefor, that (a) the Covered Person acted in good faith and in a manner Covered Person reasonably believed to be in or unopposed to the best interests of the Registrant, (b) that any requested payment of indemnification will not materially adversely affect the safety and soundness of either the Registrant or its subsidiaries, (c) that such indemnification payment is consistent with safe and sound banking practice, and (d) that the payment of indemnification is not a "prohibited indemnification payment" as defined in 12 C.F.R. Section 359.1(1).

With respect to proceedings by or for the benefit of the Registrant or Related Entity, the bylaws provide that the Registrant shall indemnify Covered Persons who were or are a party or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of any action or inaction on the part of the Covered Person in his or her corporate capacity against Liabilities and Expenses incurred by such Covered Persons if such Covered Person acted in good faith and in a manner that Covered Person reasonably believed to be in or unopposed to the best interest of the Registrant; provided, however, that no such indemnification shall be made in respect of any claim, issue or matter as to which said Covered Person shall have been adjudged to be liable to the Registrant, unless and only to the extent that the appropriate court of the State of Virginia or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Covered Person is fairly and reasonably entitled to indemnity for such Expenses and Liabilities which the appropriate court shall deem proper.

If a Covered Person is entitled to indemnification by the Registrant, for some or a portion of the Expenses or Liabilities, but not, however, for the total amount thereof, the Registrant shall nevertheless indemnify Covered Person for the portion of such Expenses and Liabilities to which Covered Person is entitled. If indemnification provided for in the bylaws is unavailable by reason of a Court decision, other than a decision described in a proceeding by or for the benefit of the Registrant or Related Entity or by a ruling regarding a statutory prohibition against indemnification, or unavailable under the VSCA, then in respect of any Proceeding in which the Registrant is jointly liable with Covered Person (or would be if joined in such Proceeding), the Registrant shall contribute to the amount of Expenses and Liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Registrant and any Related Entity on one hand and Covered Person on the other hand from the transaction form which such Proceeding arose, and (ii) the relative fault of the Registrant on the one hand and of the Covered Person on the other in connection with the events which resulted in such Expenses and Liabilities as well as any other relevant equitable considerations.

The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Covered Person did not satisfy the standards set forth in the bylaws for indemnification. Further, a Covered Person's right to indemnification shall not be affected by the act, conduct, or knowledge of any other director, officer, or employee of the Registrant or Related Entities, and no such act, conduct, or knowledge will be imputed to Covered Person.

All determinations as to whether a Covered Person has satisfied the standards set forth in the bylaws for indemnification, all determinations as to the reasonableness of Expenses, and all determinations as to whether a Covered Person is entitled to receive advance payments of Expenses pursuant to the bylaws shall be made:

(a)	by the Board of Directors by majority vote of a quorum consisting of Disinterested Directors;

(b)

if a quorum of Disinterested Directors is not obtainable, then by majority vote of a committee that consists solely of two or more Disinterested Directors and that is duly designated by majority vote of a quorum of the full Board of Directors (including directors that are not Disinterested Directors); or

(c)

by independent legal counsel that is selected by (i) a majority of a quorum of Disinterested Directors or by a majority of a committee designated pursuant to clause (b) of this Section 5.4; or (ii) if such a quorum of Disinterested Directors cannot be obtained and such a committee cannot be designated, then by a majority vote of a quorum of the full Board of Directors (including directors that are not Disinterested Directors).

A determination as to the entitlement of any Covered Person to indemnification under the bylaws shall be made promptly after there has been any judgment, order, settlement, dismissal, award or other disposition of the related Proceeding, or any partial disposition of such Proceeding that is sufficient to allow such a determination to be made. Without limitation of the foregoing, the Registrant shall exercise its best efforts to cause such a determination to be made prior to the time that such Covered Person is obligated to pay any Liabilities that he or she has incurred in such Proceeding.

Any adverse determination made shall be in writing and shall state the reason therefore. A copy of such writing with respect to any adverse determination made shall be provided to the Covered Person within ten (10) business days of the date of determination.

In the event of a determination pursuant to the preceding subparagraph that a Covered Person has not satisfied the standards set forth in the bylaws for indemnification, such Covered Person shall be entitled to a final adjudication of such issue in a de novo judicial proceeding in an appropriate court of competent jurisdiction. Any action seeking such an adjudication must be commenced within thirty (30) days of the date that the Covered Person is notified of such adverse determination.

The Expenses of any Covered Person provided indemnification by the Registrant shall be paid by the Registrant in advance of the final disposition of such Proceeding upon receipt of an undertaking in writing by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Registrant as provided in the bylaws. No indemnification shall be paid or expenses advanced by the Registrant under the bylaws, and none shall be ordered by any court, if such action would be inconsistent with any provisions of applicable law or regulation in effect at the time of the events which are the subject of the Proceeding which prohibits, limits, or otherwise conditions the exercise of indemnification powers by the Registrant or the rights of indemnification to which a Covered Person may be entitled.

Notwithstanding the forgoing, should the Expenses of any Covered Person described herein be covered by the D&O Policy of the Registrant and should such D&O Policy not require repayment by the Covered Person of advances made pursuant to the bylaws, then the Covered Person shall not be required to repay such advances.

In the event the Registrant shall be obligated hereunder to pay the Expenses of any Proceeding against a Covered Person, the Registrant, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by the Covered Person (which approval shall not be unreasonably withheld), which counsel may be counsel for the Registrant, upon the delivery to the Covered Person of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Covered Person, and the retention of such counsel by the Registrant, the Registrant will not be liable to the Covered Person for any fees or counsel subsequently incurred by the Covered Person with respect to the same Proceeding, provided that (i) the Covered Person shall have the right to employee his or her counsel in any such proceeding, at the Covered Person's sole expense.

The capitalized terms set forth above have the following definitions as set forth in the bylaws of the Registrant:

Covered Person means any person who, by reason of his or her current or former status as one of the following, is, was or is threatened to be made a defendant in a Proceeding, or is involved as a witness (but not as a plaintiff or as a witnesses for the plaintiff) in a Proceeding where another Covered Person, the Registrant, and/or a Related Entity is, was or is threatened to be made a defendant: (i) a director or officer of the Registrant (as defined in Article III or IV hereof) or a Related Entity; (ii) agent or employee of the Company or a Related Entity specifically designated by the Board to be indemnified based on the nature of their duties or assignment(s); or (iii) a director or officer of the Registrant who is or was serving at the request of the Registrant, which request shall be documented in writing, as a director, officer, employee, agent, administrator or trustee of an Other Entity.

Disinterested Director means a director of the Registrant who is not and has not been a party to or involved in the Proceeding with respect to which indemnification is sought.

Expenses means all costs and expenses (including, without limitation, attorneys' fees and court costs) actually and reasonably incurred by a Covered Person in connection with a Proceeding or in connection with successfully establishing a right to indemnification hereunder.

Liabilities means final judgments, fines (including, without limitation, excise taxes assessed in connection with an employee benefit plan), penalties, amounts paid in settlement (if such settlement is approved in advance by the Registrant, which approval shall not be unreasonably withheld), and other liabilities of any type (other than Expenses) actually incurred by a Covered Person in connection with a Proceeding.

Other Entity means any corporation (other than the Registrant or a Related Entity), agency, general partnership, limited partnership, limited liability company, employee benefit plan, bank, joint venture, trust, business trust, cooperative, association, enterprise, or other generally recognized business form.

Proceeding includes any threatened, pending or completed action, suit, claim, or proceeding, whether civil, criminal, administrative, or investigative, whether formal or informal (including, without limitation, arbitrations and other means of alternative dispute resolution, targeted or general investigations, requests for voluntary cooperation, production of documents, and the like by any regulatory agency), and any appeal or other proceeding for review. A Proceeding does not include any action or claim initiated or brought voluntarily by a Covered Person, including an action or claim brought against the Registrant or its directors, officers, employees, agents, or other Covered Persons, and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification, unless such is deemed a covered Proceeding by the Board of Directors prior to its initiation.

Related Entity means any corporation (other than the Registrant), agency, general partnership, limited partnership, limited liability company, employee benefit plan, bank, joint venture, trust, business trust, cooperative, association, enterprise, or other generally recognized business form which is, directly or indirectly, controlling, controlled by, or under common ownership with the Registrant whether control is by management authority, equity ownership, contract or otherwise. Control in this context means direct or indirect ownership of 50% or more of the voting equity.

In addition to any indemnification provided in the bylaws, Article 10 of the Virginia Stock Corporation Act (“VSCA”) allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director or officer of such corporation or, while a director or officer, is or was serving at such corporation’s request as a director, officer, manager, partner, trustee, employee or agent of another entity, if such person acted in good faith and believed his or her conduct to be in the best interests of such corporation. Indemnification is also authorized with respect to a criminal proceeding where the person had no reasonable cause to believe that his or her conduct was unlawful. Article 10 of the VSCA also provides that a corporation may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the corporation) if authorized by its articles of incorporation or a shareholder-adopted bylaw, except an indemnity against willful misconduct or a knowing violation of the criminal law. Article 9 of the VSCA authorizes the elimination of liability of, and provides limitations on damages payable by, officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits

Exhibit No.	Exhibit Description

4.1

Articles of Incorporation of First Community Bankshares, Inc., a Virginia corporation (incorporated by reference to Appendix B of the Definitive Proxy Statement on Form DEF 14A as filed with the SEC on March 13, 2018)

4.2	Bylaws of First Community Bankshares, Inc., a Virginia corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K as filed with the SEC on October 2, 2018)

4.3	Description of First Community Bankshares, Inc. Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K as filed with the SEC on October 2, 2018)

4.4	Form of First Community Bankshares, Inc. Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K as filed with the SEC on October 2, 2018)

4.5	2012 Omnibus Equity Compensation Plan (incorporated by reference to Appendix B to Registrant’s Definitive Proxy Statement on Form DEF 14A filed on March 7, 2012)

4.6	2004 Omnibus Equity Compensation Plan (incorporated by reference to Annex B to Registrant’s Definitive Proxy Statement on Form DEF 14A filed on March 15, 2004)

5.1*	Opinion of Bowles Rice LLP

23.1*	Consent of Dixon Hughes Goodman LLP

23.2*	Consent of Bowles Rice LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in signature page of this Registration Statement)

* Filed herewith.

Item 9.              Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Adopted Registration Statements:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Adopted Registration Statements (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Adopted Registration Statements. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Adopted Registration Statements or any material change to such information in the Adopted Registration Statements;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Adopted Registration Statements.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Adopted Registration Statements shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Bluefield, State of Virginia, on this 2nd day of October, 2018.

FIRST COMMUNITY BANKSHARES, Inc.

By:	/s/ William P. Stafford, II
William P. Stafford, II
Chairman of the Board and Chief Executive Officer

By:	/s/ David D. Brown
David D. Brown
Chief Financial Officer

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints each of William P. Stafford, II and David D. Brown, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this registration statement (including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments No. 1 to the Registration Statements (File No. 333-183057; File No. 333-120376; File No. 333-161473; File No. 333-106338; File No. 333-75222; File No. 333-31338; and File No. 333-63865) have been signed below by the following persons on behalf of the Registrant and in the capacities and on October 2, 2018.

	Signature	Title

By:	/s/ William P. Stafford, II	Chief Executive Officer, Chairman of the Board and Director
William P. Stafford, II

By:	/s/ David D. Brown	Chief Financial Officer
David D. Brown

By:	/s/ W.C. Blankenship, Jr.	Director
W. C. Blankenship, Jr.

By:	/s/ C. William Davis	Director
C. William Davis

By:	/s/ Samuel L. Elmore	Director
Samuel L. Elmore

By:	/s/ Gary R. Mills	Director
Gary R. Mills

By:	/s/ M. Adam Sarver	Director
M. Adam Sarver